Exhibit 10.2

AMENDMENT TO LEASE AGREEMENT, ASSIGNMENT, NOTE AMENDMENT AND

LANDLORD ESTOPPEL

THIS AMENDMENT TO LEASE AGREEMENT, ASSIGNMENT, NOTE AMENDMENT AND LANDLORD ESTOPPEL (“Amendment”) is made and entered into as of the 1st day of May, 2001, by and between Trinity Health-Michigan, a Michigan non-profit corporation, as successor to Mercy Health Services, and doing business as Mercy General Health Partners (“Landlord”), NextCARE Hospitals, Inc., a Delaware corporation formerly known as NextCARE, Inc. (“Tenant”), LifeCare Holdings, Inc., a Delaware corporation (“LifeCare”) (for purposes of Article VII only), and NextCARE Specialty Hospital/Muskegon, Inc., a Michigan corporation (“NextCARE Muskegon”) (for purposes of Articles IV & V only)

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of June 26, 1998 (the “Lease”);

WHEREAS, Landlord and NextCARE Muskegon are parties to that certain Purchased Services Agreement dated as of April 1, 1999 (the “Purchased Services Agreement”);

WHEREAS, Landlord and NextCARE Muskegon d/b/a NextCARE Hospital of Muskegon are parties to that certain Physician Services Agreement dated as of March 1, 2001 (the “Physician Services Agreement”);

WHEREAS, Landlord and Tenant are parties to that certain Commercial Note dated as of July 26, 1999 (the “Commercial Note”);

WHEREAS, LifeCare and Tenant propose to enter into a Securities Swap Agreement (the “Swap Agreement”), pursuant to which, among other things, LifeCare would agree to acquire all of the issued and outstanding capital stock of NextCARE Muskegon, a wholly-owned subsidiary of Tenant (the “Acquisition”);

WHEREAS, it will be a condition to the consummation of the Acquisition pursuant to the Swap Agreement (the “Closing”) that (i) the Lease be amended by Landlord and Tenant in certain respects, (ii) the Lease be assigned to NextCARE Muskegon, (iii) the Commercial Note be amended, (iv) the Commercial Note, as amended, be assumed by NextCARE Muskegon and (v) an estoppel be provided by Landlord, all as specifically provided in this Amendment;

WHEREAS, Landlord and Tenant desire that the Lease be amended, the Lease be assigned to NextCARE Muskegon, the Commercial Note be amended and assumed by NextCARE Muskegon and that an estoppel be provided by Landlord, in each case contingent upon the occurrence of the Closing and the payment of certain past due amounts to Landlord, all as specifically provided in this Amendment; and

WHEREAS, all capitalized terms not defined in this Amendment shall have the meanings ascribed to such terms in the Lease;

NOW THEREFORE, for and in consideration of the foregoing recitals and of the mutual promises contained in this Amendment the parties hereto hereby agree as follows:

I. Amendments to Lease.

A. Renewal Term. The Lease is hereby amended by deleting Section 2.2 in its entirety and inserting the following new Section 2.2 in lieu thereof:

“2.2 Renewal Term. Tenant shall have the option to renew this Lease for three (3) additional five (5) year terms

(each a “Renewal Term”) commencing on the date the Initial Term expires. Tenant’s option to renew this Lease shall be exercised in each instance by Tenant providing written notice of renewal (the “Renewal Notice”) to Landlord at least six (6) months prior to the end of the Initial Term, or any Renewal Term, as the case may be. Upon Landlord’s receipt of a Renewal Notice, the Lease will renew for a Renewal Term upon the expiration of the then current Initial Term or Renewal Term, as the case may be, unless Tenant is in material breach or default under the Lease in which event Landlord shall so notify Tenant in writing of such material breach or default (the “Notice of Breach”) within thirty (30) days following Landlord’s receipt of the Renewal Notice, and such Notice of Breach shall specify in detail the nature of Tenant’s breach or default. Tenant shall have a period of sixty (60) days following its receipt of any such Notice of Breach to cure the breach or default identified in the Notice of Breach, and if such breach or default is not cured by Tenant within such sixty (60) day period, the Lease shall not renew. In the event Landlord fails to timely provide to Tenant the Notice of Breach as provided above or does not provide any such notice, the Lease shall renew for the Renewal Term as provided in Tenant’s Renewal Notice.

II. Additional Space on Sherman Campus. Landlord will give all due consideration to providing Tenant additional contiguous space (the “Additional Space”) on the Landlord’s hospital campus located at 1500 E. Sherman Boulevard, Muskegon, Michigan (the “Sherman Campus”) for Tenant’s expansion of its long term acute care facility from its current bed capacity of twenty (20) licensed beds to a total bed capacity of forty (40) licensed beds, together with appropriate administrative, office, storage and ancillary service space (the “Facility Expansion”), at such time or times as Landlord undertakes expansion of its Sherman Campus. Upon Landlord’s identification of available space on the Sherman Campus which might be suitable for the Facility Expansion (the “Available Space”), Landlord shall immediately notify Tenant in writing of the availability of such space (the “Notice of Available Space”), and Tenant shall have a period of thirty (30) days following its receipt of the Notice of Available Space (the “Assessment Period”) to assess the suitability of the Available Space for the Facility Expansion and to inform Landlord whether such Available Space is acceptable to Tenant, in its sole discretion. During the Assessment Period, Landlord shall allow Tenant and its agents and representatives access to such Available Space upon reasonable advance notice during normal business hours to conduct such evaluations, feasibility studies and other assessments as Tenant may deem appropriate in order to determine whether the Available Space is suitable for the Facility Expansion. In the event Tenant notifies Landlord in writing prior to the expiration of the Assessment Period that the Available Space is unacceptable, or if Tenant fails to notify Landlord within such period of Tenant’s acceptance or rejection of such Available Space, such Available Space shall be deemed rejected by Tenant unless otherwise agreed in writing by Landlord and Tenant. In the event Tenant notifies Landlord in writing prior to the expiration of the Assessment Period that the Available Space is acceptable (the “Acceptance Notice”), Landlord and Tenant shall immediately negotiate in good faith a written agreement (the “Expansion Agreement”) setting forth the respective rights and obligations of the parties with respect to the renovation of the Available Space and the payment of the cost thereof. In the event Landlord and Tenant fail to enter into the Expansion Agreement in form and substance acceptable to both parties, in their respective sole discretion, within thirty (30) days following Landlord’s receipt of the Acceptance Notice, such Available Space shall be deemed withdrawn from consideration as Additional Space for the Facility Expansion. Except as may be otherwise agreed by Landlord and Tenant in writing, upon Tenant’s occupancy of the Additional Space, such space shall be a part of the “Premises” as defined in the Lease and shall be subject to all of the terms and conditions of the Lease. In the event (i) any Available Space is rejected (or deemed rejected) by

Tenant, (ii) Landlord and Tenant are unable to or do not enter into the Expansion Agreement with respect to any Available Space, or (iii) an Expansion Agreement is entered into by Landlord and Tenant but Tenant does not occupy such Available Space for any reason beyond Tenant’s control, then, in any such event, Landlord shall continue to comply with the provisions of this Article II until Additional Space on the Sherman Campus for the Facility Expansion is occupied by Tenant or the parties otherwise agree to the contrary.

III. Compliance with the Standards of JCAHO and Other Applicable Governmental and Licensing Authorities. Landlord hereby acknowledges and agrees that, throughout the term of the Lease and any renewal(s) thereof, it shall fully comply with all applicable certification and accreditation standards (including but not limited to life safety code requirements) of the Joint Commission on Accreditation of Healthcare Organizations (“JCAHO”) and shall make such repairs, replacements, improvements and renovations as may be required with respect to the Premises, the building in which the Premises is located (the “Building”), and the common areas thereof (including but not limited to the fixtures, building systems, kitchens, elevator machinery, outdoor walks, entrances, parking facilities and appurtenant areas which are a part thereof) (collectively, the “Property”) in order to ensure that the Property is in compliance with all applicable JCAHO certification and accreditation standards (including but not limited to life safety code requirements).

IV. Assignment, Assumption and Amendment of Lease. Landlord hereby agrees that effective immediately upon the Closing, Tenant hereby assigns and transfers to NextCARE Muskegon, and NextCARE Muskegon hereby accepts and assumes from Tenant, all of Tenant’s right, title and interest in, to and under the Lease. Section 13 of the Lease is hereby amended to provide that any and all notices to NextCARE Muskegon shall be addressed to:

NextCARE Muskegon

c/o LifeCare Management Services, LLC

5700 Tennyson Parkway

Suite 550

Plano, TX 75024

Attention: Jimmie Stapleton

Upon the assignment to, and assumption by, NextCARE Muskegon of Tenant’s right, title and interest in, to and under the Lease as provided above, (i) NextCARE Muskegon shall fully and timely satisfy and perform all liabilities and obligations arising or requiring to be perform by it in its capacity as the “Tenant” thereunder and in accordance with the terms and conditions of such Lease, (ii) NextCARE Muskegon shall be entitled to the benefit of all covenants in favor of Tenant in the Lease, and (iii) Tenant shall be fully released from any and all liabilities, duties and obligations under the Lease.

V. Assumption and Amendment of Commercial Note. Effective immediately upon the Closing, (i) the provisions of the Commercial Note relating to scheduled payment of principal and interest shall be amended consistent with Schedule 1 hereto, and (ii) NextCARE Muskegon hereby assumes all of Tenant’s obligations under the Commercial Note, as so amended. Upon such amendment and assumption of Tenant’s obligations by NextCARE Muskegon, Tenant shall be fully released from any and all liabilities, duties and obligations under the Commercial Note.

VI. Landlord Estoppel. Landlord hereby represents and warrants as follows and understands such representations and warranties are being relied upon by LifeCare in acquiring the outstanding equity securities of NextCARE Muskegon pursuant to the Acquisition:

(a) Tenant has accepted possession of the Premises and is in actual occupancy thereof.

(b) All fixtures, building systems, building-related support, facilities, improvements and space required to be furnished by Landlord with respect to the Premises and the building of which the Premises is a part have been provided or completed as required by the Lease.

(c) All ancillary support services to be furnished by Landlord to Tenant and/or NextCARE Muskegon in connection with Tenant’s operation of the Premises as a long term acute care hospital have been provided as required in the Lease, Purchased Services Agreement and Physician Services Agreement.

(d) Except as may be set forth in the Lease, Landlord has made no agreements with Tenant concerning free rent, partial rent, rebate of rental payments or any other type of rental concession.

(e) Except as set forth on Schedule 2 hereto, there are currently no defaults under the Lease which have occurred and are continuing and there are no claims by Landlord against Tenant for any other act or omission which with the giving of notice and/or the passage of time would constitute such a default.

(f) Except as set forth on Schedule 2 hereto, NextCARE Muskegon has fully performed all of its obligations under the Purchased Services Agreement, and no circumstances exist under which NextCARE Muskegon may be deemed to be in material breach of any obligation or covenant under the Purchased Services Agreement.

(g) Except as set forth on Schedule 2 hereto, NextCARE Muskegon has fully performed all of its obligations under the Physician Services Agreement, and no circumstances exist under which NextCARE Muskegon may be deemed to be in material breach of any obligation or covenant under the Physician Services Agreement.

(h) Except as set forth on Schedule 2 hereto, there are currently no defaults under the Commercial Note which have occurred and are continuing and there are no claims by Landlord against Tenant for any other act or omission which with the giving of notice and/or passage of time would constitute such a default.

(i) The Initial Term of the Lease commenced as of May 4, 1999; the current monthly Rent and Additional Rent under the Lease is $20,833.00 per licensed bed per year for 20 beds; and the expiration date of the Lease, subject to Tenant’s rights of renewal and/or extension as set forth in the Lease, is May 3, 2004.

(j) The current term of the Purchased Services Agreement commenced as of April 1, 1999, and no notice of termination or non-renewal has been given thereunder.

(k) The current term of the Physician Services Agreement commenced as of March 1, 2001 (provided that Landlord has been providing Services in accordance with the terms thereof since August 1, 1999), and no notice of termination or non-renewal has been given thereunder.

(l) As of May 1, 2001, $270,829.00 is owed by Tenant to Landlord for Rent and Additional Rent covering the period through March 31, 2001. As of May 1, 2001, $87,449.23 is owed by NextCARE Muskegon to Landlord for Services (designated by Landlord as ancillary services) provided pursuant to the Purchased Services Agreement provided through March 31, 2001. As of May 1, 2001, $50,000.00 is owed by NextCARE Muskegon to Landlord for Services provided pursuant to the Physician Services Agreement through March 31, 2001 (including services provided in accordance with the terms thereof from and after August 1, 1999). As of April 13, 2001, $147,521.50 is owed by NextCARE Muskegon to Landlord for Services (designated by Landlord as patient services) provided pursuant to the Purchased Services Agreement which are more than sixty (60) days past the billing date. As of May 1, 2001, the outstanding principal, accrued interest and late charges owed by Tenant under the Commercial Note was $667,978.41.

(m) Landlord’s address for notices is: Mercy General Health Partners, Attn: Greg Loomis, 1500 E. Sherman Boulevard, P.O. Box 358, Muskegon, Michigan 49443.

(n) The Lease attached as Exhibit A to this Amendment is currently in effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, or changed, whether in writing or orally, except as may be stated in the copy of the Lease attached.

(o) The Purchased Services Agreement attached as Exhibit B to this Amendment is currently in effect and, together with the Physician Services Agreement, constitutes the entire agreement between Landlord and NextCARE Muskegon with respect to the purchase of services from Landlord and its affiliates. Landlord will continue to provide monthly statements for Services provided pursuant to the Purchased Services Agreement as described in Exhibit B. The Purchased Services Agreement has not been amended, modified, or changed, whether in writing or orally, except as may be stated in the copy of the Purchased Services Agreement attached.

(p) The Physician Services Agreement attached as Exhibit C to this Amendment is currently in effect and has not been amended, modified, or changed, whether in writing or orally, except as may be stated in the copy of the Physician Services Agreement attached.

(q) Exhibit D is a true and complete copy of the Commercial Note, which has not been amended, modified, or changed, whether in writing or orally, except as provided in Article V above.

(r) Except for the Lease, the Purchased Services Agreement, the Physician Services Agreement and the Commercial Note, there are no agreements between Landlord or any of its affiliates, on the one hand, and Tenant, NextCARE Muskegon or any of their affiliates, on the other hand. Except for amounts owed by Tenant or NextCARE Muskegon pursuant to the Lease, the Purchased Services Agreement, the Physician Services Agreement and the Commercial Note, no amounts are owed by Tenant, NextCARE Muskegon or their affiliates, on the one hand, to Landlord and its affiliates, on the other hand.

(s) Except with respect to prior financings, Landlord has received no notices of a prior assignment, hypothecation, or pledge of the Lease by Tenant.

(t) Landlord is not the subject of any bankruptcy, insolvency or similar proceeding in any Federal, state or other court or jurisdiction.

VII. Payment of Outstanding Amounts Due Landlord.

Within five (5) business days following the Closing, LifeCare shall pay, or cause to be paid, to Landlord, by wire transfer of immediately available funds in accordance with such wire transfer instructions as Landlord may provide, the sum of Six Hundred Forty Nine Thousand Seven Hundred Twenty Five and 50/100 Dollars ($649,725.50) (the “Closing Payment Amount”). The Closing Payment Amount is deemed to include (a) $201,856.00 in principal, accrued interest and late fees under the Commercial Note, (b) $208,330.00 for Rent and Additional Rent covering the period through December 31, 2000, (c) $54,518 for Services provided pursuant to the Purchased Services Agreement (designated by Landlord as ancillary services) through December 31, 2000, (d) $37,500.00 for Services provided pursuant to the Physician Services Agreement through January 31, 2001, and (e) $147,521.50 for Services provided pursuant to the Purchased Services Agreement (designated by Landlord as patient services) through March 31, 2001.

On June 1, 2001, LifeCare shall pay, or cause to be paid, to Landlord (a) the Rent and Additional Rent for the month of April 2001, (b) any amounts due for Services provided by Landlord pursuant to the Purchased Services Agreement during the month of April 2001, (c) any amounts due for Services provided by Landlord pursuant to the Physician Services Agreement during the month of April 2001, (d) the sum of Fifty Two Thousand Ninety Nine and 16/100 ($52,099.16), which is deemed to include the Rent and Additional Rent for the month of January 2001 ($20,833.00), the amount owed for Services provided by Landlord pursuant to the Purchased Services Agreement during January 2001 ($11,388.83), the amount owed for Services provided by Landlord pursuant to the Physician Services Agreement during February 2001 ($6,250.00) and the amount due on the Commercial Note, as amended, as of May 1, 2001 ($13,637.33) (collectively, the “June Payment”).

On July 1, 2001, LifeCare shall pay, or cause to be paid, to Landlord (a) the Rent and Additional Rent for the month of May 2001, (b) any amounts due for Services provided by

Landlord pursuant to the Purchased Services Agreement during the month of May 2001, (c) any amounts due for Services provided by Landlord pursuant to the Physician Services Agreement during the month of May 2001, (d) the sum of Thirty Seven Thousand Three Hundred Sixty Four and 07/100 ($37,364.07), which is deemed to include the Rent and Additional Rent for the month of February 2001 ($20,833.00), the amount owed for Services provided by Landlord pursuant to the Purchased Services Agreement during February 2001 ($10,281.07) and the amount owed for Services provided by Landlord pursuant to the Physician Services Agreement during March 2001 ($6,250.00) (collectively, the “July Payment”).

On August 1, 2001, LifeCare shall pay, or cause to be paid, to Landlord (a) the Rent and Additional Rent for the month of June 2001, (b) any amounts due for Services provided by Landlord pursuant to the Purchased Services Agreement during the month of June 2001, (c) any amounts due for Services provided by Landlord pursuant to the Physician Services Agreement during the month of June 2001, (d) the sum of Thirty Two Thousand Ninety Four and 33/100 ($32,094.33), which is deemed to include the Rent and Additional Rent for the month of March 2001 ($20,833.00) and the amount owed for Services provided by Landlord pursuant to the Purchased Services Agreement during March 2001 ($11,261.33) (collectively, the “August Payment”).

Upon timely payment of the Closing Payment Amount, the June Payment, the July Payment, and the August Payment, (i) Tenant, NextCARE Muskegon and LifeCare and their respective affiliates, successors and assigns shall be released and held harmless from any obligation to pay any past due and outstanding amounts under the Lease, the Purchased Services Agreement, the Physician Services Agreement and the Commercial Note, or which are otherwise owed to Landlord, and (ii) any and all of Tenant’s defaults and/or breaches under the Lease and the Commercial Note, and NextCARE Muskegon’s defaults or breaches under the Purchased Services Agreement, Physician Services Agreement or otherwise with respect to amounts owed to Landlord shall be deemed cured and Landlord shall be deemed to have waived all rights and remedies arising as a consequence thereof (including, without limitation, any rights to accelerate amounts due under the Commercial Note and any rights to terminate the Lease, the Purchased Services Agreement or the Physician Services Agreement as a consequence thereof).

In the event the Closing Payment Amount and the Post Closing Payment Amount are not received by Landlord as prescribed above, the provisions of Articles I through VI of this Amendment shall be void ab initio and shall be of no further force or effect

VIII. Remaining Terms and Conditions. Except as otherwise specifically provided in this Amendment, the Lease, the Commercial Note, the Purchased Services Agreement and the Physician Services Agreement shall remain in full force and effect in accordance with the terms and conditions thereof. To the extent there is any conflict between any provision of this Amendment and any provision of the Lease, the Commercial Note, the Purchased Services Agreement and the Physician Services Agreement, the provisions of this Amendment shall control.

IX. Amendments. This Amendment may not be amended except by an instrument in writing signed by both parties hereto.

X. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TRINITY HEALTH MICHIGAN, AS SUCCESSOR TO MERCY HEALTH SERVICES, AND DOING BUSINESS AS MERCY HEALTH PARTNERS

By:	/s/ Greg Loomis

Print Name:	Greg Loomis

Title:	Chief Operating Officer, Mercy General Health Partners

NEXTCARE HOSPITALS, INC.

By:	/s/ James M. Usdan

Print Name:	James M. Usdan

Title:	President and CEO

LIFECARE HOLDINGS, INC. (FOR PURPOSES OF ARTICLE VII ONLY)

By:	/s/ John George

Print Name:	John George

Title:	Senior Executive VP - Development

NEXTCARE SPECIALTY HOSPITAL/MUSKEGON, INC. (FOR PURPOSES OF ARTICLE IV AND V ONLY)

By:	/s/ James M. Usdan

Print Name:	James M. Usdan

Title:	President